UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 3, 2015

STRATEGABIZ, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

922 Chappel Valley Loop
Lehi, Utah 84043
(Address of Principal Executive Offices)

801-592-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 27, 2015, StrategaBiz, Inc. (the “Company”)  entered into a conditional Share Exchange and Purchase Agreement (“Agreement”) with the stockholders of CryptoCorum, Ltd., a Malta holding company (“CryptoCorum”), pursuant to which the Company agreed, subject to the terms of the Agreement, to acquire 100% of the issued and outstanding equity interests of CryptoCorum, in exchange for 10,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) of the Company issuable to the equity holders of CryptoCorum (the “Share Exchange”).

The Agreement contains customary covenants, representations and warranties of the parties, including, among others, (i) a covenant by each of the Company and CryptoCorum to conduct their respective businesses in the ordinary course during the interim period between the execution of the Agreement and the consummation of the Share Exchange; (ii) a covenant by CryptoCorum to deliver audited financial statements for three years (or periods since its inception) until December 31, 2014 and unaudited financial statements for each month thereafter to be delivered within 15 days after such month; and (iii) a covenant by the sellers to pay any indebtedness owed to CryptoCorum prior to the closing of the Exchange Agreement.

The closing of the Share Exchange will take place at the offices of the Company’s attorney in Copenhagen  at 10:00 a.m. (local time) on 17 April, 2015 or at such other date and time as the parties otherwise determine. The closing is subject to a number of conditions, which include among others (i) the parities’ satisfactory completion of their due diligence; (ii) the filing by the Company of all the reports and other documents required to be filed with the SEC through the closing date; (iii) the approval by the Board of Directors of the Company of the Agreement and the issuance of the shares of Common Stock in connection with the Share Exchange; and (iv) the delivery by CryptoCorum of its audited financial statements and unaudited interim statements.

Upon closing of the Share Exchange, the shareholders of CryptoCorum will own an aggregate of 10,500,000 shares of the Company’s Common Stock, or approximately 73% of the total issued and outstanding shares of Common Stock.

In addition, certain stockholders of CryptoCorum entered into a Stockholder’s Agreement (“Stockholder’s Agreement”) which requires, upon the closing of the Share Exchange, subject to compliance with Rule 14f-1 of the Securities Act of 1933, as amended, the resignation of certain officers and directors of the Company and the appointment of certain officers and directors previously associated CryptoCorum.  The Stockholder’s Agreement also requires the stockholders of CryptoCorum and certain affiliates to agree to a twelve-month lock-up period from the closing of the Share Exchange.

Item 9.01    Financial Statements and Exhibits.

Exhibit Number	Description of Exhibits
10.1	Form of Share Exchange and Purchase Agreement between Company, CryptoCorum Ltd. and Stockholders of CryptoCorum
99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 3rd day of March, 2015.

STRATEGABIZ INC.
By:	/s/ Robert K. Bench
	Name:	Robert K. Bench
	Title:	President

Exhibit Index to Current Report on Form 8-K

Exhibit Number	Description of Exhibits
10.1	Form of Share Exchange and Purchase Agreement between Company, CryptoCorum Ltd. and Stockholders of CryptoCorum
99.1	Press Release